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                                                            EXHIBIT 99.1

[LOGO]
COMPUTER HORIZONS CORP.

  FOR IMMEDIATE RELEASE -7:45am

CONTACT:  William J. Murphy, Acting President        Lauren Felice
           and CEO                                   RF Binder Partners
          Computer Horizons Corp.                    (212) 994-7541
          (973) 299-4000                             lauren.felice@rfbinder.com
          bmurphy@computerhorizons.com



                       COMPUTER HORIZONS' CEO TAKES LEAVE
               OF ABSENCE AS A RESULT OF JUSTICE DEPARTMENT ACTION

                WILLIAM J. MURPHY NAMED ACTING PRESIDENT AND CEO;
                  THOMAS J. BERRY BECOMES CHAIRMAN OF THE BOARD


Mountain Lakes, NJ, March 13, 2003 - Computer Horizons Corp. (NASDAQ: CHRZ), a strategic human capital management and professional services company, today announced that John J. Cassese, the Company's CEO, president and chairman, has taken a leave of absence as CEO and president of the Company and resigned his position as director and chairman of the Board. Mr. Cassese's decision was the result of being informed that, in connection with the Justice Department inquiry involving Mr. Cassese's June 1999 purchase and sale of an unrelated company's shares, which was previously disclosed by the Company, and which had resulted in a consent decree with the Securities and Exchange Commission, the Justice Department has obtained an indictment relating to the same conduct.

The Board has named William J. Murphy to the position of acting president and CEO and appointed Thomas J. Berry Chairman of the Board.

Mr. Murphy, 58, joined the Company in 1997 as its chief financial officer after spending sixteen years with the accounting and management consulting firm of Grant Thornton LLP, where he was partner in charge of the Firm's New Jersey office and an audit partner. At CHC, he has been serving as


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executive vice president, chief financial officer and corporate secretary. His combined association with the company as either a corporate officer or outside advisor extends for a period of more than 15 years. He has been a member of the Board of Directors since 1999.

Mr. Berry has served CHC as a non-employee member of the Board since 1989 and is currently chairman of the audit committee of the Board. He is retired from senior positions at AT&T.

The Company also announced that Michael J. Shea, CPA, the current vice president and controller of CHC, has been named to acting chief financial officer. Mr. Shea joined CHC in 1995 as its corporate controller and became a vice president and an executive officer in 1996. Previously, he held various accounting positions and was director of internal audit at the management consulting firm of Booz, Allen and Hamilton.

Mr. Cassese advised that he believed it is in the best interest of the Company and its shareholders that he take a leave of absence to devote full time and efforts to the matter.

Thomas J. Berry, the Company's chairman, stated "While we are disappointed and our personal feelings go out to John, we are confident that Mr. Murphy's longstanding relationship with the Company and his knowledge of the Company's business and finances will assure not only continuity, but continued success."

ABOUT COMPUTER HORIZONS CORP.

Computer Horizons Corp. (Nasdaq: CHRZ) is a strategic human capital services and e-business solutions company with more than thirty years of experience, specifically in information technology. As a global leader in systems integration and managed services, CHC enables companies to maximize technology investments. By leveraging its core business in IT services and its proprietary technology through Chimes, its wholly-owned

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subsidiary, CHC is enabling its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise's business functions. For more information on Computer Horizons, please visit our Web site at www.computerhorizons.com.

EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE "FORWARD-LOOKING STATEMENTS" (WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT--INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO CONTRACT AWARDS, SERVICE OFFERINGS, MARKET OPPORTUNITIES, RESULTS, PERFORMANCE EXPECTATIONS, EXPECTATIONS OF COST SAVINGS, OR PROCEEDS FROM SALE OF CERTAIN OPERATIONS--MAY NOT MATERIALIZE.

ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN ANY FORWARD-LOOKING STATEMENTS. IN ADDITION TO THE ABOVE FACTORS, OTHER IMPORTANT FACTORS INCLUDE THE RISKS ASSOCIATED WITH UNFORESEEN TECHNICAL DIFFICULTIES, THE ABILITY TO MEET CUSTOMER REQUIREMENTS, MARKET ACCEPTANCE OF SERVICE OFFERINGS, CHANGES IN TECHNOLOGY AND STANDARDS, THE ABILITY TO COMPLETE COST-REDUCTION INITIATIVES, THE ABILITY TO EXECUTE THE SALE OF CERTAIN OPERATIONS OR OTHER INITIATIVES, DEPENDENCIES ON KEY EMPLOYEES, CUSTOMER SATISFACTION, AVAILABILITY OF TECHNICAL TALENT, DEPENDENCIES ON CERTAIN TECHNOLOGIES, DELAYS, MARKET ACCEPTANCE AND COMPETITION, AS WELL AS OTHER RISKS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES EXCHANGE COMMISSION, PRESS RELEASES, AND OTHER COMMUNICATIONS.

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